UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 5, 2013 Chipotle Mexican Grill, Inc. issued a press release announcing earnings and other financial results for its fiscal quarter and year ended December 31, 2012, and that management would review these results in a conference call at 4:30 p.m. Eastern time on February 5, 2013.

Item 8.01 Other Events.

On February 5, 2013, Chipotle Mexican Grill, Inc. announced that its Board of Directors has authorized repurchases of Chipotle common stock with a total aggregate purchase price of $100 million, exclusive of commissions. This repurchase authorization is in addition to previously-announced repurchase authorizations totaling $600 million. The Board’s authorization of the repurchase program may be modified, suspended, or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated February 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

February 5, 2013	By:	/s/ John R. Hartung
Name: John R. Hartung
Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated February 5, 2013